UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 28, 2017

Date of Report (Date of earliest event reported)

Bonanza Creek Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

410 17th Street, Suite 1400

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 440-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01              Entry into a Material Definitive Agreement.

The information set forth in Item 1.02 of this Form 8-K is incorporated by reference herein.

Item 1.02              Termination of a Material Definitive Agreement.

As previously disclosed, on November 14, 2017, Bonanza Creek Energy, Inc., a Delaware corporation (“Bonanza Creek”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SandRidge Energy, Inc., a Delaware corporation (“SandRidge”), and Brook Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of SandRidge (“Merger Sub”), which contemplated that Merger Sub will be merged with and into Bonanza Creek, with Bonanza Creek continuing as the surviving entity and wholly owned subsidiary of SandRidge. On December 28, 2017, Bonanza Creek, SandRidge and Merger Sub entered into a Termination Agreement, dated as of December 28, 2017 (the “Termination Agreement”), pursuant to which the parties mutually terminated the Merger Agreement.

Bonanza Creek and SandRidge also agreed to release each other from certain claims and liabilities arising out of or related to the Merger Agreement or the transactions contemplated therein or thereby, including any non-solicit and break fee obligations. Pursuant to the Termination Agreement, SandRidge will reimburse Bonanza Creek for certain transaction-related expenses, up to a total of $3,730,888, which is consistent with the payment SandRidge otherwise would have been obligated to pay Bonanza Creek under the Merger Agreement if the SandRidge stockholders rejected the proposal to issue SandRidge common stock in connection with the transaction at the proposed special meeting of SandRidge stockholders to consider such proposal. Other than the foregoing, pursuant to the Termination Agreement, each party agrees to bear its own costs, fees and expenses in connection with the Merger Agreement and the transactions contemplated thereby.

The foregoing descriptions of the Merger Agreement and the Termination Agreement are not complete and are subject to and qualified in their entirety by reference to the full text of the Merger Agreement, which was filed as an exhibit to Bonanza Creek’s Current Report on Form 8-K filed on November 15, 2017, and the full text of the Termination Agreement, a copy of which is filed as Exhibit 10.1 hereto, each of which are incorporated herein by reference.

Item 7.01              Regulation FD Disclosure.

On December 28, 2017, Bonanza Creek issued a press release with respect to, among other things, the Termination Agreement. The press release is included in this report as Exhibit 99.1 and is incorporated herein by reference. This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements. Use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “affects,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal,” or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. These forward-looking statements may include statements with respect to, among other things, the mutual termination of the merger and the independent prospects of each company.

These forward-looking statements are based on numerous assumptions (some of which may prove to be incorrect) and are subject to risks, uncertainties and other factors that could cause actual results and events to differ materially from those expressed or implied by these forward-looking statements. Neither SandRidge, Bonanza Creek nor any of their directors, executive officers or advisors, provide any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur. Risks and uncertainties that could cause results to differ from expectations include: the effects of disruption caused by the announcement of and termination of the contemplated transaction and its termination making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that stockholder litigation in connection with the contemplated transaction and its termination may result in significant costs of defense, indemnification and liability; other business effects, including the effects of industry, economic or political conditions outside of the control of the parties to the contemplated transaction; transaction costs; actual or contingent liabilities and disruptions to the financial or capital markets. Actual results may differ materially from those projected in the forward-looking statements. Bonanza Creek does not undertake to update any forward-looking statements.

Item 9.01              Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1	Termination Agreement, dated as of December 28, 2017, by and among Bonanza Creek Creek Energy, Inc., SandRidge Energy, Inc. and Brook Merger Sub, Inc.
99.1	Press Release, Issued December 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Date: December 28, 2017	By:	/s/ Cyrus D. Marter IV
Cyrus D. Marter IV
Senior Vice President, General Counsel and Secretary